UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

December 12, 2006
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2006, the Board of Directors of Novell, Inc. (“Novell”) approved amendments to Article II, Section 2.05 and Article III, Section 3.03 of Novell's Bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of the Corporate Governance Committee and publicly disclose its decision and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board of Directors, that vacancy can be filled by action of the Board of Directors.

The amended bylaws are effective as of December 12, 2006. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of Novell, a copy of which is attached to this report as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
3.2	Bylaws of Novell, Inc., as amended on December 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: December 13, 2006	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President, General Counsel and Secretary (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 3.2	Bylaws of Novell, Inc., as amended on December 12, 2006